EXECUTION COPY

                 AMENDMENT TO REGISTRATON RIGHTS AGREEMENT

     AMENDMENT  (the  "Amendment"),   dated  as  of  May  8,  2000  to  the
Registration Rights Agreement by and among theglobe.com, inc. (the "Company"), and Yale Brozen and Cristina Brozen, dated as of February 22, 2000 (as amended, supplemented or otherwise modified from time to time, the "Agreement").

     1.   Definitions.
          -----------

          (a) The definition of "REGISTRATION STATEMENT" is hereby amended by adding the word "shelf" in the first line before "registration statement."

          (b) All terms used herein which are defined in the Agreement and not otherwise defined or amended herein shall have the meaning attributed to them in the Agreement.

     2. Demand and Shelf Registration. Section 2.2 of the Agreement is hereby amended and restated in its entirety by inserting the following language in lieu thereof:

     (a) Within one week from the date of this Amendment, the Company shall file a Registration Statement on Form S-1, Form S-3 (if the Company is then eligible), or such other similar form as may be permitted under the Securities Act, covering the number of Registrable Securities equal to the quotient obtained by dividing $5,000,000 by the average closing price of the Company's Common Stock as reported on the Nasdaq National Market on the five trading days immediately prior to such filing (the "Initial Shares"); provided, that in the event Audited Financial Statements are necessary for such filing, such Audited Financial Statements shall have been delivered to the Company prior to the time that any filing pursuant to this Section 2.2 shall be effected. The Company may at any time amend the Registration Statement to amend the form on which such Registration Statement has been filed, so long as permitted by applicable federal law. The Company shall use its commercially reasonable best efforts to cause the Registration Statement to be declared effective pursuant to the Securities Act as promptly as practicable following the filing thereof at approximately 9:00 A.M. (as determined by the Commission) on a trading day (the period commencing with the effectiveness of the Registration Statement on a trading day, or at 8 A.M. on the next succeeding trading day if the Registration Statement shall be declared effective on a date that is not a trading day, and ending at the same time on the next succeeding trading day, shall be referred to herein as the "Effective Date"), and shall give Holders at least 24 hours prior notice of the date that the Registration Statement is to be declared effective. Thereafter, the Company shall use its reasonable best efforts to keep the Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by the Holders until February 22, 2001, or for such shorter period that will terminate when all Registrable Securities covered by the Registration Statement have been sold pursuant to the Registration Statement or cease to be outstanding or otherwise to be Registrable Securities by reason of subsection (c) hereof (the "Sale Period"). If all of the securities which may be sold pursuant to Section 2.2(b) shall not have been sold on or before February 22, 2000, and any Holder shall have been prohibited from selling any such securities pursuant to Section 2.4 or Section 2.11, the Sale Period shall be extended beyond February 22, 2000 by the number of trading days during which such Holder shall have been prohibited from selling. If requested in writing by the Holders, the Company agrees, at its cost, to prepare and file one prospectus supplement to the Registration Statement; all costs associated with additional prospectus supplements (not to exceed four without the Company's consent) shall be paid in full by the Holders requesting such prospectus supplement.

     (b) The Holders (including any persons who obtain Registrable Securities after the date hereof), on a combined basis, shall be permitted to sell under the Registration Statement on the Effective Date, and only on the Effective Date, a number of Registrable Securities not to exceed the Initial Shares. After the Effective Date, for the duration of the Sale Period, the Holders (including any persons who obtain Registrable Securities after the date hereof) may not sell, on a combined basis, more than 50,000 Registrable Securities during any one calendar month (the "Monthly Shares"). Notwithstanding the fact that the Holders, on a combined basis, do not sell the allotted 50,000 Registrable Securities in any one calendar month, the number of Monthly Shares for the subsequent calendar month shall not be increased and the Holders (including any persons who obtain Registrable Securities after the date hereof) may only sell up to 50,000 Registrable Securities on a combined basis. Notwithstanding anything to the contrary in this Section 2.2(b), if a Holder shall be prohibited pursuant to Section 2.4 or
          Section 2.11 from selling any securities pursuant to this Section 2.2(b), such Holder shall be permitted to sell an amount of securities equal to the amount that the Holder would have been permitted to sell pursuant to Section 2.2(b) but for such prohibition during the period commencing on the date that such prohibition terminates and ending such number of trading days thereafter equal to the number of trading days during which such prohibition shall have been in effect.

     (c) Commencing on the date of the first sale under the Registration Statement, the Holders shall provide to the Company in writing a complete and accurate schedule containing the following information: the number of Registrable Securities sold during the immediately preceding month and the name of the Person by whom the Registrable Securities were sold. If the Holders, on a combined basis, after the Effective Date, sell more than the Monthly Shares during any particular calendar month (excluding sales not prohibited by this Agreement of any Common Stock not registered pursuant to this Section 2.2), (i) this Agreement shall be null and void and of no further force or effect, (ii) the Company may cause the Registration Statement to not be effective and (iii) the Company shall be entitled to other damages and remedies under applicable law.

     (d) The Holders may sell Registrable Securities only in accordance with the terms of this Amendment or the Agreement.

     3.   General Provisions Applicable to Demand Registration.
          ----------------------------------------------------

          (a) Section 2.3(c) of the Agreement is hereby amended by inserting the words "to file or cause to be effective another registration statement" in the first line immediately after the words "under Section 2.2".

          (b) Sections 2.3(f) and 2.3(g) of the Agreement are hereby deleted in their entirety.

     4. Continued Effectiveness of Agreement. The parties hereto hereby acknowledge and confirm that the Agreement to which they are a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date of this Amendment all references in any related document to "the Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Agreement shall mean the Agreement as amended by this Amendment.

     5.   Miscellaneous.
          -------------

          (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          (b) Section and paragraph headings are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     IN WITNESS WHEREOF, this Amendment to Registration Rights Agreement has been signed on behalf of each of the parties hereto as of the date first written above.



                                             theglobe.com, inc.

                                             By:
                                                ---------------------------
                                                Name:
                                                Title:



                                                ---------------------------
                                                       Yale Brozen



                                                ---------------------------
                                                     Cristina Brozen